UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2012 (January 27, 2012)

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 27, 2012, the Board of Directors approved the Fourth Amendment to The Progressive Corporation 2010 Equity Incentive Plan, which would add an investment-related performance criterion to the list of permissible performance goals under that plan. The amendment, a copy of which is attached hereto as Exhibit 10.1, was approved subject to shareholder approval at the Company’s 2012 Annual Meeting of Shareholders. Accordingly, a more complete description of the amendment and the 2010 Equity Incentive Plan will be included in our 2012 Proxy Statement.

Item 8.01 Other Events.

The Board also approved Amendment No. 2 to The Progressive Corporation 2003 Directors Equity Incentive Plan. This amendment would (i) extend the term of the plan through January 2018 (from its current expiration of January 2013), (ii) eliminate a buyout provision relating to stock option awards, and (iii) change the definition of “change in control” under that plan to conform to the definition used in Internal Revenue Code Section 409A and in our 2010 Equity Incentive Plan reference above. This amendment was also approved subject to shareholder approval at the Company’s 2012 Annual Meeting of Shareholders and will be described in more detail in our 2012 Proxy Statement. A copy of this amendment is attached hereto as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

See exhibit index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2012

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No. Under Reg. S-K Item 601	Form 8-K Exhibit No.	Description

10	10.1	Fourth Amendment to The Progressive Corporation 2010 Equity Incentive Plan

10	10.2	Amendment No. 2 to The Progressive Corporation 2003 Directors Equity Incentive Plan